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                                                              EXHIBIT (b)(4)(iv)

                            DEATH BENEFIT ENDORSEMENT

PART 4, BENEFITS, DEATH BENEFIT BEFORE MATURITY DATE Of The Flexible Purchase Payment Deferred Combination Fixed and Variable Group Annuity Contract to which this Endorsement is attached is replaced as follows:


DEATH BENEFIT BEFORE       DEATH OF ANNUITANT WHERE OWNER IS NOT THE ANNUITANT.
MATURITY DATE              We will pay the death benefit to the Beneficiary if
                           the Owner is not the Annuitant and the Annuitant dies before the Maturity Date. Payment will be made either as a lump sum or in accordance with any Annuity
                           Option described in this Contract. If there is more than one Annuitant, the death benefit will be paid on the death of the last surviving Co-Annuitant. Upon the death of the Annuitant, the Beneficiary shall then have the ownership rights and privileges of the Owner and may elect to continue participation under the Contract rather than to receive payment of the death benefit.

                           DEATH OF ANNUITANT WHERE OWNER IS THE ANNUITANT. We will pay the death benefit to the Beneficiary if the Owner is the Annuitant, there is no surviving Co-Annuitant, and the Owner dies before the Maturity Date. In such cases, the Beneficiary shall then have the ownership rights and privileges of the Owner and may continue participation under the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of the Beneficiary's interest in the Contract must be made within 5 years after the Owner's death or as an annuity which begins within one year of death and is payable over the life of the Beneficiary (or over a period not in excess of the Beneficiary's life expectancy). If the Owner's spouse is the Beneficiary, the Owner's spouse may elect to succeed to the ownership rights and privileges of the Owner, and distribution will be made no later than the date on which distribution would be required after the death of the Owner's spouse. If the Owner is the Annuitant, there is a surviving Co-Annuitant, and the Owner dies before the Maturity Date, payment of the Owner's interest in the Contract will be made in accordance with the Death of Owner provision of this Contract.

                           DEATH BENEFIT. A death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                           1. If the Annuitant dies on or prior to the first of the month following his or her 85th birthday, the death benefit will be determined as follows:

                                    a)   During the first Certificate Year, the
                                         death benefit will be the greater of:

                                         i)   the Contract Value, or

                                         ii)  the sum of all Purchase Payments
                                              made, less any amount deducted in
                                              connection with partial
                                              withdrawals.

                                    b)   During any subsequent Certificate Year,
                                         the death benefit will be the greater
                                         of:

                                         i)   the Contract Value, or

                                         ii)  the death benefit on the last day
                                              of the previous Certificate Year
                                              plus any Purchase Payments made
                                              and less any amounts deducted in
                                              connection with partial
                                              withdrawals since then.


ENDORSEMENT.006

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                           2.       If the Annuitant dies after the first of the
                                    month following his or her 85th birthday, the death benefit will be determined as the greater of:

                                    a)   the Contract Value, or

                                    b)   the excess of (i) over (ii) where:

                                         i)   the sum of all Purchase Payments.

                                         ii)  the sum of all withdrawals,
                                              including any applicable
                                              withdrawal charges.

                           DEATH OF OWNER. If the Owner dies before the
                           Annuitant and before the Maturity Date, the Successor Owner shall then have the ownership rights and privileges of the Owner and will be entitled to the Owner's interest in the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of such interest must be made within 5 years after the Owner's death or as an annuity which begins within one year of death and is payable over the life of the Successor Owner (or over a period not in excess of the Successor Owner's life expectancy). If the Owner's spouse is the Successor Owner, the Owner's spouse shall then have the ownership rights and privileges of the Owner, and distribution will be made no later than the date distribution would be required after the death of the Owner's spouse. If the Owner is not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.

                           If there is more than one Owner, distributions will occur upon the death of any Owner. If both Owners are individuals, the distributions will be made to the remaining Owner rather than the Successor Owner or the Beneficiary.

                           If there is any Debt, the death benefit equals the amount described above less the Debt under the Contract.



Endorsed on the Date of Issue of this Contract.



THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA



/s/ Richard Hirtle

Vice-President
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                            DEATH BENEFIT ENDORSEMENT

PART 4, BENEFITS, DEATH BENEFIT BEFORE MATURITY DATE of the Flexible Purchase Payment Deferred Combination Fixed and Variable Group Annuity Certificate to which this Endorsement is attached is replaced as follows:


DEATH BENEFIT BEFORE       DEATH OF ANNUITANT WHERE OWNER IS NOT THE ANNUITANT.
MATURITY DATE              We will pay the death benefit to the Beneficiary if
                           the Owner is not the Annuitant and the Annuitant dies before the Maturity Date. Payment will be made either as a lump sum or in accordance with any Annuity
                           Option described in this Contract. If there is more than one Annuitant, the death benefit will be paid on the death of the last surviving Co-Annuitant. Upon the death of the Annuitant, the Beneficiary shall then have the ownership rights and privileges of the Owner and may elect to continue participation under the Contract rather than to receive payment of the death benefit.

                           DEATH OF ANNUITANT WHERE OWNER IS THE ANNUITANT. We will pay the death benefit to the Beneficiary if the Owner is the Annuitant, there is no surviving Co-Annuitant, and the Owner dies before the Maturity Date. In such cases, the Beneficiary shall then have the ownership rights and privileges of the Owner and may continue participation under the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of the Beneficiary's interest in the Contract must be made within 5 years after the Owner's death or as an annuity which begins within one year of death and is payable over the life of the Beneficiary (or over a period not in excess of the Beneficiary's life expectancy). If the Owner's spouse is the Beneficiary, the Owner's spouse may elect to succeed to the ownership rights and privileges of the Owner, and distribution will be made no later than the date on which distribution would be required after the death of the Owner's spouse. If the Owner is the Annuitant, there is a surviving Co-Annuitant, and the Owner dies before the Maturity Date, payment of the Owner's interest in the Contract will be made in accordance with the Death of Owner provision of this Contract.

                           DEATH BENEFIT. A death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                           1. If the Annuitant dies on or prior to the first of the month following his or her 85th birthday, the death benefit will be determined as follows:

                                    a)   During the first Certificate Year, the
                                         death benefit will be the greater of:

                                         i)   the Contract Value, or

                                         ii)  the sum of all Purchase Payments
                                              made, less any amount deducted in
                                              connection with partial
                                              withdrawals.

                                    b)   During any subsequent Certificate Year,
                                         the death benefit will be the greater
                                         of:

                                         i)   the Contract Value, or

                                         ii)  the death benefit on the last day
                                              of the previous Certificate Year
                                              plus any Purchase Payments made
                                              and less any amounts deducted in
                                              connection with partial
                                              withdrawals since then.

ENDORSEMENT.007

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                           2. If the Annuitant dies after the first of the month
                              following his or her 85th birthday, the death benefit will be determined as the greater of:

                                    a)   the Contract Value, or

                                    b)   the excess of (i) over (ii) where:

                                         i)   the sum of all Purchase Payments.

                                         ii)  the sum of all withdrawals,
                                              including any applicable
                                              withdrawal charges.

                           DEATH OF OWNER. If the Owner dies before the
                           Annuitant and before the Maturity Date, the Successor Owner shall then have the ownership rights and privileges of the Owner and will be entitled to the Owner's interest in the Contract. If this is a Non-Qualified Contract, the following special distribution rules apply. Distribution of such interest must be made within 5 years after the Owner's death or as an annuity which begins within one year of death and is payable over the life of the Successor Owner (or over a period not in excess of the Successor Owner's life expectancy). If the Owner's spouse is the Successor Owner, the Owner's spouse shall then have the ownership rights and privileges of the Owner, and distribution will be made no later than the date distribution would be required after the death of the Owner's spouse. If the Owner is not an individual, the death of the Annuitant or Co-Annuitant, or any change in the Annuitant or Co-Annuitant will be treated as the death of the Owner.

                           If there is more than one Owner, distributions will occur upon the death of any Owner. If both Owners are individuals, the distributions will be made to the remaining Owner rather than the Successor Owner or the Beneficiary.

                           If there is any Debt, the death benefit equals the amount described above less the Debt under the Contract.



Endorsed on the Date of Issue of this Certificate.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA



/s/ Richard Hirtle

Vice-President